Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

T1 Energy Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	457(a)	32,258,059		$4.39		$141,612,879.01	0.0001381	$19,556.74
Fees Previously Paid	Equity	Common Stock, par value $0.01	(2)	457(r)		$		$			$0.00

Total Offering Amounts:									$141,612,879.01		19,556.74
Total Fees Previously Paid:											0.00
Total Fee Offsets:											0.00
Net Fee Due:											$19,556.74

__________________________________________
Offering Note(s)

(1)	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this prospectus supplement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(b) Estimated pursuant to Rule 457(a) in accordance with Rule 457(r), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sales prices for the Common Stock on August 24, 2026, as reported on the New York Stock Exchange, in accordance with Rule 457(c).

(c) Pursuant to Rule 424(g)(2) and General Instruction II.F to Form S-3, this prospectus supplement shall be deemed a final prospectus for purposes of the offering of the securities described herein.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, T1 Energy initially deferred payment of all registration fees for the Registration Statement on Form S-3 (Registration No. 333-292857), filed on January 21, 2026. This filing fee exhibit is in connection with a final prospectus supplement dated August 28, 2026, filed by T1 Energy with the SEC pursuant to Rule 424(b) of the Securities Act.